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                       OPINION OF VINSON & ELKINS L.L.P.

                                                                       EXHIBIT 8

                                 JUNE 21, 2001

NORTHERN BORDER PARTNERS, L.P.
1400 SMITH STREET
HOUSTON, TEXAS 77002

Gentlemen:

     We have acted as counsel to Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration of 5,711,901 units representing limited partner interests in the Partnership (the "common units") on behalf of certain offering unitholders pursuant to the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the SEC under the Securities Act of 1933. In connection therewith, we prepared the discussion set forth under the caption "Tax Considerations" in the Registration Statement (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P. (the "Partnership Agreement").

     All statements of legal conclusions contained in the Discussion, unless otherwise noted, reflect our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partners, included in such discussion, as to which we express no opinion).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933.

                                            Very truly yours,

                                            /s/ VINSON & ELKINS L.L.P.
                                            Vinson & Elkins L.L.P.